     Exhibit 32

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, David Q. Tognoni, Principal Executive Officer and I, Carmelo Marrelli, Principal Financial and Accounting Officer of BE Resources Inc. (the “Company”) certify that:

     1. I have reviewed the annual report on Form 10-K of the Company;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this annual report.

Date: March 30, 2010

/s/ David Q. Tognoni
David Q. Tognoni
President and Chief Executive Officer

/s/ Carmelo Marrelli
Carmelo Marrelli
Principal Financial and Accounting Officer